UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 8, 2006

Exponent, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-18655	77-0218904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Commonwealth Drive Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 326-9400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 9, 2006, Exponent, Inc. (the “Company”) signed an employment offer letter (the “Offer Letter”) with Dr. Elizabeth Anderson, pursuant to which Dr. Anderson agreed to serve as Group Vice President for the Company’s Health Sciences and Food & Chemicals Practices, beginning on or about June 5, 2006. Pursuant to the Offer Letter, Dr. Anderson will receive an annual base salary of $425,000 and is eligible to participate in the Company’s annual bonus program. For 2006, Dr. Anderson will receive a cash bonus of $250,000. Dr. Anderson will also receive a discretionary company contribution of $1,000,000 under the Company’s deferred compensation plan. One-eighth of this contribution will vest on each three-month anniversary of Dr. Anderson’s date of hire, provided that she remains a full-time employee. The offer letter includes a five-year non-compete provision.

Dr. Anderson will also be eligible to participate in the Company’s equity compensation program and standard benefits program, including medical and dental plans, vision care, life insurance and disability coverage, as well as the Company’s 401(k) Retirement Savings Plan and the Employee Stock Purchase Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

EXPONENT, INC.

By:	/s/ Richard L. Schlenker
Name:	Richard L. Schlenker
Title:	Chief Financial Officer

Date: June 8, 2006